Exhibit 99.1

S.Y. Bancorp Announces First Quarter 2010 Earnings of $0.36 Per Diluted Share, up 3% from the Year-Earlier Quarter

LOUISVILLE, Ky.--(BUSINESS WIRE)--April 21, 2010--S.Y. Bancorp, Inc. (NASDAQ:SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville metropolitan area, Indianapolis and Cincinnati, today reported higher earnings for the first quarter ended March 31, 2010. Net income for the first quarter of 2010 totaled $0.36 per diluted share, 3% ahead of the year-earlier quarter despite a higher comparable provision for loan losses. Other highlights of the first quarter included ongoing growth in net interest income, reflecting an expanding loan portfolio and an improving net interest margin. Also, non-interest income for the first quarter of 2010 increased significantly compared with the same quarter last year, driven in part by higher fees from investment management and trust services, which have continued to rebound with the stock market recovery of the past year. The following is a summary of results for the first quarter ended March 31, 2010 and 2009:

Quarter Ended March 31,	2010	2009	Change
Net income	$4,981,000	$4,737,000	5%
Net income per share, diluted	$0.36	$0.35	3%
Return on average equity	12.76%	13.15%
Return on average assets	1.12%	1.18%

Commenting on the Company's progress, David Heintzman, Chairman and Chief Executive Officer, said, "We are pleased to report a solid start to the new year, with higher earnings, ongoing growth in our loan portfolio and deposits, and further strengthening in our investment management and trust services department. Our strong presence in Louisville and expansion to Indianapolis and Cincinnati continue to be key drivers for all of these elements and S.Y. Bancorp's solid first quarter performance. Our markets thus far have remained fundamentally resilient in the face of the economic pressures of the past two years, and our expansion in Indianapolis and Cincinnati continues to further diversify our business geographically and provides additional opportunities to leverage our model as a way of growing assets and providing new funding sources." Heintzman noted that while the Company's newer locations in Indianapolis and Cincinnati continue to ramp up to profitability, thus dampening earnings growth to some extent, they are contributing significantly to the Company's expanding loan portfolio, accounting for approximately 40% of total loan and deposit growth over the past year. Management remains convinced that this type of expansion – face to face with customers and one account at a time, even though start-up costs do affect short-term profitability – is preferable to the risks and uncertainties associated with growth through acquisition. Additionally, he pointed out that assets under management by the investment management and trust department totaled $1.57 billion at March 31, 2010, up from $1.30 billion at March 31, 2009, reflecting both the general rise in stock market values as well as ongoing account growth.

S.Y. Bancorp's total assets increased 11% to $1.802 billion at March 31, 2010, from $1.631 billion at March 31, 2009, and 1% from $1.791 billion at December 31, 2009. The Company's loan portfolio rose 5% to $1.441 billion at March 31, 2010, from $1.376 billion at March 31, 2009, and less than 1% from $1.435 billion at December 31, 2009. Deposits increased 12% to $1.435 billion at March 31, 2010, compared with $1.286 billion a year ago, and were up 1% from $1,418 billion at December 31, 2009.

In the first quarter of 2010, capital levels remained significantly in excess of what is required to be considered "well-capitalized" under regulatory standards – the highest capital rating for financial institutions. The Tier 1 leverage ratio, Tier 1 risk-based capital ratio and total risk-based capital ratio at March 31, 2010, were 10.26%, 11.83% and 13.73%, respectively, all exceeding the required minimums of 5%, 6% and 10%, respectively, necessary to be deemed a well-capitalized institution. The ratio of tangible common equity to total tangible assets (both non-GAAP measures – see reconciliation to closest GAAP measures later in this release) was 8.70% of total assets as of March 31, 2010, versus 8.54% at December 31, 2009, and 8.97% at March 31, 2009, with the year-over-year change reflecting primarily an increase in total assets, as total stockholders' equity rose 7% in the intervening period.

Concluding, Heintzman said, "Although we are pleased with our operational performance and earnings growth in the first quarter, which demonstrated the fundamental strength and diversity of our business and the markets we serve, we know the economic environment remains challenging and will likely be so for some time. Consequently, we expect that elevated credit costs will continue in the face of these conditions, at levels that depend greatly on the timing and strength of an eventual economic recovery. Nevertheless, we believe the growth strategies we have in place, coupled with the conservative credit culture that has and continues to guide our lending practices, are appropriate to drive the solid and consistent growth we desire over the long term."

Net interest income – the Company's largest source of revenue – increased $1,686,000 or 12% in the first quarter of 2010 compared with the year-earlier period. This increase primarily reflected a higher level of interest-earning assets year over year as well as an ongoing improvement in net interest margin. In the first quarter of 2010, net interest margin was four basis points higher at 3.84% versus 3.80% in the first quarter of 2009 and was up 12 basis points from the fourth quarter of 2009. The Company's higher net interest margin in the first quarter of 2010 largely reflected an ongoing decline in funding costs.

Non-performing loans (NPLs) increased to $13,482,000 or 0.94% of total period-end loans outstanding at March 31, 2010, from $12,101,000 or 0.84% of period-end loans at December 31, 2009, and $5,851,000 or 0.43% of period-end loans at March 31, 2009. The increase over the past year reflected the ongoing economic stress seen in 2009 and continuing into 2010. Non-performing assets (NPAs), which include non-performing loans, other real estate owned (OREO) and repossessed assets, reflected similar trends, increasing to $16,091,000 or 0.89% of total assets at March 31, 2010, from $13,717,000 or 0.77% of total assets at the end of 2009 and $7,529,000 or 0.43% of total assets at March 31, 2009. At current levels, the relative amounts of NPLs and NPAs are trending above the Company's historic range for these metrics during the past five years, yet are still substantially below industry averages.

Net charge-offs in the first quarter of 2010 totaled $885,000 or 0.06% of average loans, compared with the year-earlier quarter when charge-offs totaled $798,000 or 0.06% of average loans, and well below charge-offs of $5,314,000 or 0.37% of average loans in the fourth quarter of 2009. The higher level for the fourth quarter of 2009 reflected the charge-off of a single lending relationship in which fraud is alleged, as previously reported.

Although higher in the first quarter of 2010, OREO and repossessed assets continue to remain at a relatively low level, enabling the Company to approach collateral sales in an orderly fashion to minimize losses. Should market conditions worsen and foreclosed assets increase significantly, this flexibility may be reduced and management may be forced to liquidate problem loans more rapidly, thus increasing the loss on these assets.

The Company's loan loss provision for the first quarter of 2010 was $2,695,000 compared with $1,625,000 in the year-earlier period, but was down from $5,475,000 in the fourth quarter of 2009. Management's action to increase the allowance for loan losses in the first quarter of 2010 versus the year-earlier period reflected an ongoing concern that the current economic downturn and prospects for a slow recovery will continue to take a toll on the Company's loan portfolio and underlying collateral values, extending its impact to lending relationships that have to date not been identified. The increased provision for the first quarter of 2010 results from a consistent allowance methodology that is driven by risk ratings. Since the Company is unable to determine how long business and economic conditions will continue to be depressed or when they will begin to improve meaningfully, S.Y. Bancorp intends to continue with its historically conservative stance toward credit quality, remaining cautious in assessing the potential risk in the loan portfolio. The lower provision for the first quarter of 2010 compared with the fourth quarter of 2009 primarily reflected action taken in the fourth quarter to charge-off the aforementioned alleged fraudulent lending relationship and to record an additional provision for loan losses for this credit totaling $4,125,000. The Company's allowance for loan losses was 1.51% of total loans at March 31, 2010, versus 1.39% at December 31, 2009, and 1.18% at March 31, 2009. The ratio of the allowance for loan losses to non-performing loans was 161.8% at March 31, 2010, compared with 165.3% at December 31, 2009, and 277.0% at March 31, 2009.

Non-interest income increased $1,472,000 or 22% in the first quarter compared with the same quarter last year. This increase reflected primarily higher investment management and trust service fees, the largest component of non-interest income, due largely to a rebound in the stock market since the first quarter of 2009. Also included in this increase were realized and unrealized gains of an investment in a domestic private equity fund recorded using the equity method of accounting.

Non-interest expense increased $1,546,000 or 13% in the first quarter of 2010 versus the same period last year. The increase reflected higher salaries and employee benefits expense primarily related to recent expansion in Cincinnati and the creation of several new management-level positions in 2009, increased other non-interest expense due to higher amortization of mortgage servicing rights and legal and professional fees, and higher net occupancy expense associated with the Company's expansion in Cincinnati. The Company's first quarter efficiency ratio was 57.31% compared with 58.61% in the first quarter of 2009.

In February 2010, S.Y. Bancorp's Board of Directors declared its regular quarterly cash dividend of $0.17 per share. The latest dividend was distributed on April 1, 2010, to stockholders of record as of March 15, 2010.

Louisville, Kentucky-based S.Y. Bancorp, Inc., with $1.8 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company's common shares trade on the NASDAQ Global Select Market under the symbol SYBT. The trust preferred securities of S.Y. Bancorp Capital Trust II also trade on the NASDAQ Global Select Market under the symbol SYBTP.

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company.

The following table provides a reconciliation of total stockholders' equity to tangible common equity in accordance with applicable regulatory requirements and GAAP. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

S.Y. Bancorp, Inc. Tangible Common Equity Ratio (Amounts in thousands)

	March 31,	December 31,	March 31,
	2010	2009	2009
Total stockholders' equity (a)	$157,336	$153,614	$146,930
Less goodwill	(682)	(682)	(682)
Tangible common equity (c)	$156,654	$152,932	$146,248

Total assets (b)	$1,801,977	$1,791,479	$1,630,724
Less goodwill	(682)	(682)	(682)
Tangible assets (d)	$1,801,295	$1,790,797	$1,630,042

Total stockholders' equity to total assets (a/b)	8.73%	8.57%	9.01%
Tangible common equity ratio (c/d)	8.70%	8.54%	8.97%

S. Y. Bancorp, Inc. Financial Information
First Quarter 2010 Earnings Release
(In thousands unless otherwise noted)

	Three Months Ended
	March 31,
	2010	2009
Income Statement Data
Net interest income, fully tax equivalent (1)	$16,071	$14,371
Interest income
Loans	$19,214	$18,743
Federal funds sold	25	3
Mortgage loans held for sale	66	76
Securities	1,652	1,695
Total interest income	20,957	20,517
Interest expense
Deposits	3,682	4,673
Securities sold under agreements to repurchase	87	59
Federal funds purchased	9	22
Other short-term borrowings	-	-
Federal Home Loan Bank advances	525	780
Subordinated debentures	860	875
Total interest expense	5,163	6,409
Net interest income	15,794	14,108
Provision for loan losses	2,695	1,625
Net interest income after provision for loan losses	13,099	12,483
Non-interest income
Investment management and trust income	3,261	2,671
Service charges on deposit accounts	1,884	1,811
Bankcard transaction revenue	751	659
Gains on sales of mortgage loans held for sale	385	499
Gain (loss) on the sale of securities	-	-
Brokerage commissions and fees	456	385
Bank owned life insurance	243	243
Other non-interest income	1,053	293
Total non-interest income	8,033	6,561
Non-interest expense
Salaries and employee benefits expense	8,089	7,400
Net occupancy expense	1,276	1,008
Data processing expense	1,137	1,031
Furniture and equipment expense	314	292
State bank taxes	343	388
FDIC insurance expense	471	422
Other non-interest expenses	2,185	1,728
Total non-interest expense	13,815	12,269
Net income before income tax expense	7,317	6,775
Income tax expense	2,336	2,038
Net income	$4,981	$4,737

Weighted average shares - basic	13,645	13,500
Weighted average shares - diluted	13,718	13,637

Basic earnings per share	$0.37	$0.35
Diluted earnings per share	0.36	0.35
Cash dividend declared per share	0.17	0.17

Balance Sheet Data (at period end)
Total loans	$1,441,196	$1,376,225
Allowance for loan losses	21,811	16,208
Total assets	1,801,977	1,630,724
Non-interest bearing deposits	232,201	190,080
Interest bearing deposits	1,202,813	1,095,954
Federal home loan bank advances	60,450	70,460
Subordinated debentures	40,900	40,930
Stockholders' equity	157,336	146,930
Total shares outstanding	13,683	13,541
Book value per share	11.50	10.85
Market value per share	22.75	24.30

S. Y. Bancorp, Inc. Financial Information
First Quarter 2010 Earnings Release

	Three Months Ended
	March 31,
	2010	2009
Average Balance Sheet Data
Average federal funds sold	$54,329	$3,797
Average investment securities	198,387	160,955
Average loans	1,438,138	1,361,389
Average earning assets	1,695,669	1,532,070
Average assets	1,796,599	1,627,538
Average interest bearing deposits	1,211,468	1,080,163
Average total deposits	1,425,999	1,263,769
Average securities sold under agreement to repurchase	55,447	52,610
Average federal funds purchased	17,701	16,777
Average short-term borrowings	1,257	1,036
Average long-term debt	101,355	111,003
Average interest bearing liabilities	1,387,228	1,261,589
Average stockholders' equity	158,252	146,132

Performance Ratios
Annualized return on average assets	1.12%	1.18%
Annualized return on average equity	12.76%	13.15%
Net interest margin, fully tax equivalent	3.84%	3.80%
Non-interest income to total revenue, fully tax equivalent	33.33%	31.34%
Efficiency ratio	57.31%	58.61%

Capital Ratios
Average stockholders' equity to average assets	8.81%	8.98%
Tier 1 risk-based capital	11.83%	11.84%
Total risk-based capital	13.73%	13.62%
Leverage	10.26%	10.75%

Loans by Type
Commercial and industrial	$299,878	$364,004
Construction and development	200,529	172,759
Real estate mortgage - commercial investment	320,544	253,213
Real estate mortgage - owner occupied commercial	282,258	246,196
Real estate mortgage - 1-4 family residential	159,733	154,986
Home equity - first lien	39,676	35,014
Home equity - junior lien	101,126	119,791
Consumer	37,452	30,262

Asset Quality Data
Allowance for loan losses to total loans	1.51%	1.18%
Allowance for loan losses to average loans	1.52%	1.19%
Allowance for loan losses to non-performing loans	161.78%	277.01%
Nonaccrual loans	$9,546	$4,539
Troubled debt restructuring	3,574	-
Loans - 90 days past due & still accruing	362	1,312
Total non-performing loans	13,482	5,851
OREO and repossessed assets	2,609	1,678
Total non-performing assets	16,091	7,529
Non-performing loans to total loans	0.94%	0.43%
Non-performing assets to total assets	0.89%	0.46%
Net charge-offs to average loans (2)	0.06%	0.06%
Net charge-offs	$885	$798

Other Information
Total assets under management (in millions)	$1,574	$1,304
Full-time equivalent employees	471	460

S. Y. Bancorp, Inc. Financial Information
First Quarter 2010 Earnings Release

	Five Quarter Comparison
	3/31/10	12/31/09	9/30/09	6/30/09	3/31/09
Income Statement Data
Net interest income, fully tax equivalent (1)	$16,071	$15,797	$14,980	$14,581	$14,371
Net interest income	$15,794	$15,533	$14,717	$14,317	$14,108
Provision for loan losses	2,695	5,475	3,475	2,200	1,625
Net interest income after provision for loan losses	13,099	10,058	11,242	12,117	12,483
Investment management and trust income	3,261	2,977	2,731	2,801	2,671
Service charges on deposit accounts	1,884	2,129	2,120	2,038	1,811
Bankcard transaction revenue	751	758	745	747	659
Gains on sales of mortgage loans held for sale	385	553	667	444	499
Gain (loss) on the sale of securities	-	(339)	-	-	-
Brokerage commissions and fees	456	491	436	437	385
Bank owned life insurance	243	251	249	245	243
Other non-interest income	1,053	627	1,253	1,352	293
Total non-interest income	8,033	7,447	8,201	8,064	6,561
Salaries and employee benefits expense	8,089	7,509	7,569	7,669	7,400
Net occupancy expense	1,276	1,104	1,060	1,013	1,008
Data processing expense	1,137	1,109	1,091	1,248	1,031
Furniture and equipment expense	314	319	316	307	292
State bank taxes	343	475	428	474	388
FDIC Insurance expense	471	549	471	1,245	422
Other non-interest expenses	2,185	2,540	2,093	2,074	1,728
Total non-interest expense	13,815	13,605	13,028	14,030	12,269
Net income before income tax expense	7,317	3,900	6,415	6,151	6,775
Income tax expense	2,336	1,016	2,016	1,863	2,038
Net income	$4,981	$2,884	$4,399	$4,288	$4,737

Weighted average shares - basic	13,645	13,593	13,584	13,564	13,500
Weighted average shares - diluted	13,718	13,680	13,702	13,729	13,637

Basic earnings per share	$0.37	$0.21	$0.32	$0.32	$0.35
Diluted earnings per share	0.36	0.21	0.32	0.31	0.35
Cash dividend declared per share	0.17	0.17	0.17	0.17	0.17

Balance Sheet Data (at period end)
Total loans	$1,441,196	$1,435,462	$1,412,178	$1,398,679	$1,376,225
Allowance for loan losses	21,811	20,000	19,839	17,077	16,208
Total assets	1,801,977	1,791,479	1,763,533	1,746,759	1,630,724
Non-interest bearing deposits	232,201	211,352	216,490	205,403	190,080
Interest bearing deposits	1,202,813	1,206,832	1,145,261	1,131,610	1,095,954
Federal home loan bank advances	60,450	60,453	90,456	90,458	70,460
Subordinated debentures	40,900	40,930	40,930	40,930	40,930
Stockholders' equity	157,336	153,614	153,265	149,524	146,930
Total shares outstanding	13,683	13,607	13,588	13,580	13,541
Book value per share	11.50	11.29	11.28	11.01	10.85
Market value per share	22.75	21.35	23.09	24.17	24.30

S. Y. Bancorp, Inc. Financial Information
First Quarter 2010 Earnings Release

	Five Quarter Comparison
	3/31/10	12/31/09	9/30/09	6/30/09	3/31/09
Average Balance Sheet Data
Average loans	$1,438,138	$1,422,930	$1,391,207	$1,390,379	$1,361,389
Average assets	1,796,599	1,782,938	1,762,706	1,694,508	1,627,538
Average earning assets	1,695,669	1,686,836	1,666,277	1,599,655	1,532,070
Average total deposits	1,425,999	1,388,964	1,361,975	1,311,330	1,263,769
Average long-term debt	101,355	119,732	131,387	125,015	111,003
Average interest bearing liabilities	1,387,228	1,371,245	1,373,296	1,313,103	1,261,589
Average stockholders' equity	158,252	155,513	152,006	149,113	146,132

Performance Ratios
Annualized return on average assets	1.12%	0.64%	0.99%	1.01%	1.18%
Annualized return on average equity	12.76%	7.36%	11.48%	11.53%	13.15%
Net interest margin, fully tax equivalent	3.84%	3.72%	3.57%	3.66%	3.80%
Non-interest income to total revenue, fully tax equivalent	33.33%	32.04%	35.38%	35.61%	31.34%
Efficiency ratio	57.31%	58.53%	56.20%	61.96%	58.61%

Capital Ratios
Average stockholders' equity to average assets	8.81%	8.72%	8.62%	8.80%	8.98%
Tier 1 risk-based capital	11.83%	11.66%	11.68%	11.55%	11.84%
Total risk-based capital	13.73%	13.55%	13.57%	13.31%	13.62%
Leverage	10.26%	10.16%	10.22%	10.49%	10.75%

Loans by Type
Commercial and industrial	$299,878	$336,889	$336,395	$347,180	$364,004
Construction and development	200,529	204,653	198,586	193,855	172,759
Real estate mortgage - commercial investment	320,544	326,421	311,206	286,237	253,213
Real estate mortgage - owner occupied commercial	282,258	230,001	218,611	226,755	246,196
Real estate mortgage - 1-4 family residential	159,733	147,342	155,227	153,316	154,986
Home equity - 1st lien	39,676	41,644	39,566	39,858	35,014
Home equity - junior lien	101,126	108,398	113,132	116,946	119,791
Consumer	37,452	40,114	39,455	34,532	30,262

Asset Quality Data
Allowance for loan losses to total loans	1.51%	1.39%	1.40%	1.22%	1.18%
Allowance for loan losses to average loans	1.52%	1.41%	1.43%	1.23%	1.19%
Allowance for loan losses to non-performing loans	161.78%	165.28%	227.93%	193.62%	277.01%
Nonaccrual loans	$9,546	$10,455	$7,166	$6,123	$4,539
Troubled debt restructuring	3,574	753	761	773	-
Loans - 90 days past due & still accruing	362	893	777	1,924	1,312
Total non-performing loans	13,482	12,101	8,704	8,820	5,851
OREO and repossessed assets	2,609	1,616	1,937	1,620	1,678
Total non-performing assets	16,091	13,717	10,641	10,440	7,529
Non-performing loans to total loans	0.94%	0.84%	0.62%	0.63%	0.43%
Non-performing assets to total assets	0.89%	0.77%	0.60%	0.60%	0.46%
Net charge-offs to average loans (2)	0.06%	0.37%	0.05%	0.10%	0.06%
Net charge-offs	885	$5,314	$713	$1,331	$798

Other Information
Total assets under management (in millions)	$1,574	$1,546	$1,453	$1,375	$1,304
Full-time equivalent employees	471	470	467	457	460

(1) - Interest income on a fully tax equivalent basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.

(2) - Interim ratios not annualized

Certain prior-period amounts have been reclassified to conform with current presentation.

CONTACT:
S.Y. Bancorp, Inc.
Nancy B. Davis, 502-625-9176
Executive Vice President, Treasurer and Chief Financial Officer